Exhibit 10

RELEASE AGREEMENT

This RELEASE AGREEMENT (this "Agreement") is dated as of October 1, 2008, by and among Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation formerly known as AMBAC Indemnity Corporation ("Ambac"), U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee with respect to the Bonds (as defined below) (the "Trustee"), The Connecticut Light and Power Company, a corporation organized and existing under laws of the State of Connecticut (the "Company"), and the Connecticut Development Authority, a body politic and corporate constituting a public instrumentality and political subdivision of the State of Connecticut (the "Issuer").

W I T N E S S E T H:

WHEREAS, the Issuer originally issued $62,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project – 1996A Series), all of which are outstanding as of the date hereof (the "Bonds"), pursuant to an Indenture of Trust, dated as of May 1, 1996, by and between the Issuer and the Trustee, as amended and restated as of January 1, 1997 (the "Indenture");

WHEREAS, the Issuer loaned the proceeds of the Bonds to the Company pursuant to a Loan Agreement, dated as of May 1, 1996, by and between the Issuer and the Company, as amended and restated as of January 1, 1997 (the “Loan Agreement”), in consideration for which the Company agreed to pay directly to the Trustee amounts that become due in respect of the Bonds;

WHEREAS, to evidence and secure its obligations under the Loan Agreement, the Company delivered to the Trustee its 1996 Series B Mortgage Bonds (the “Mortgage Bonds”), issued pursuant to that certain Indenture of Mortgage and Deed of Trust, dated as of May 1, 1921, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, as supplemented and amended from time to time (the “Mortgage Indenture”);

WHEREAS, Ambac initially issued for the benefit of the holders of the Bonds that certain Ambac municipal bond insurance policy described on Schedule A hereto (the "Policy");

WHEREAS, the Bonds were initially issued in the Weekly Mode (as defined in the Indenture) and were subsequently converted to a Multiannual Mode (as defined in the

Indenture) with a five-year Rate Period (as defined in the Indenture) effective as of October 1, 2003;

WHEREAS, the five-year Rate Period expired on September 30, 2008 and the Bonds are subject to mandatory tender for purchase on the date hereof;

WHEREAS, the Company has purchased the Bonds on the date hereof;

WHEREAS, the Company desire that the Policy no longer remain in effect and Ambac is willing to consent thereto, subject to the provisions of this Agreement;

WHEREAS, in connection with this Agreement, the Issuer and the Trustee propose to amend the Indenture, and the Issuer and the Company propose to amend the Loan Agreement, to provide for the termination of the Policy and the deletion of applicable bond insurance provisions of the Indenture and the Loan Agreement related to Ambac (the “Amendments”);

WHEREAS, Ambac, the Trustee, the Company and the Issuer (each a "Party", and together, the "Parties") desires to enter into this Agreement subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

TERMINATION OF THE POLICY

Section 1.1  Termination.  Upon the date of execution of the Amendments in accordance with their respective terms and the execution and delivery of this Agreement (the "Effective Date"), the Policy is hereby terminated and commuted in full, and no provision of the Policy shall survive such termination, subject to Section 2.1(c) hereof.

Section 1.2  Premium.  The Company and Ambac hereby acknowledge and agree that: (a) the full amount of the premium with respect to the Policy was paid to Ambac on the date of issuance of the Policy and (b) the Company is not entitled to the return or refund of any portion of the premium paid to Ambac (whether earned or unearned as of the Effective Date) in consideration for the issuance of the Policy.

Section 1.3  Fees and Expenses.  In connection with the termination of the Policy and the execution of this Agreement, the Company hereby agrees to pay all fees, expenses and disbursements of Ambac's outside counsel incurred in connection with the termination of the Policy and the execution of this Agreement.

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Section 1.4  Other Conditions.  The Company agrees that it has delivered, or will deliver, as of the Effective Date, (i) a legal opinion of bond counsel opining that the actions in connection with the termination of the Policy will not adversely affect the exemption from federal income taxation of the interest on the Bonds and (ii) a legal opinion of counsel opining that this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions and assumptions.  Each of the Issuer and the Trustee agrees that it has delivered, or will deliver, as of the Effective Date, a legal opinion of counsel opining that the Agreement has been duly authorized, executed and delivered by such Party and constitutes the valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to customary exceptions and assumptions.  The Company agrees that the Bonds will be remarketed pursuant to a reoffering document with new CUSIPs and new credit ratings reflecting that the Bonds will no longer be insured by the Policy.  The Company agrees and represents that (i) the reoffering document with respect to the Bonds states (or will state) that the coverage of the Policy for the Bonds is no longer in effect and (ii) filings will be made with the Nationally Recognized Municipal Securities Information Repositories that disclose that the coverage of the Policy relating to the Bonds is no longer in effect.

Section 1.5  Return of the Policy after Termination.  After the termination of the Policy on the Effective Date, the Trustee hereby agrees to return the original Policy, or direct that the original Policy be returned, to Ambac.

ARTICLE II

RELEASE

Section 2.1  Parties' Release of Ambac.  (a)  In consideration of the provisions of the release provided in Section 2.2, effective as of the Effective Date, each of the Issuer, the Company and the Trustee hereby forever release and discharge Ambac, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present, and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys’ fees and costs actually incurred), claims and demands, liabilities and losses of any nature whatsoever, whether grounded in law or in equity, in contract or in tort, all whether known or unknown, vested or contingent, that the Issuer, the Company or the Trustee now has, owns, or holds or claims to have, own, or hold, or at any time had, owned, or held, or claimed to have had, owned, or held, or may after the execution of this Agreement have, own, or hold or claim to have, own, or hold, against Ambac, arising from, based upon, or in any way related to the Policy, including, without limitation, any claim for return or

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refund of any portion of unearned premium, and  including, without limitation, any and all payments made by the Issuer or the Company on or prior to the Effective Date that may be avoided and recovered by a bankruptcy trustee in an applicable bankruptcy proceeding, it being the intention of the Parties that this Agreement operate as a full and final settlement of Ambac’s current and future liabilities to the Issuer, the Company and the Trustee under and in connection with the Policy, provided, however, that this release does not discharge obligations of Ambac to the Issuer, the Company or the Trustee that have been undertaken or imposed by the terms of this Agreement.

(b)

In the event of an applicable bankruptcy proceeding concerning the Issuer or the Company, the Company hereby agrees, to the extent permitted by law, to indemnify and reimburse Ambac for any and all payments avoided and recovered by the bankruptcy trustee.

(c)

Nothing in this Agreement shall operate as a release of the obligations of Ambac under the Policy to any Bondholder (as defined in the Policy) that is not a signatory hereto with respect to any claims for payment from Ambac as described in the fourth paragraph of the Policy resulting from payments made by or on behalf of the Issuer in respect of the principal of, or interest on, the Bonds on or prior to the Effective Date (subject to the terms and conditions of the Policy).

Section 2.2  Ambac Release with respect to Policy.  In consideration of the release provided in Section 2.1, effective as of the Effective Date, Ambac hereby forever releases and discharges the Issuer, the Company and the Trustee, and their respective predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any claim, right, pledge, lien, security interest or other collateral granted to the holders of the Bonds and any and all past, present, and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys’ fees and costs actually incurred), claims and demands, liabilities and losses of any nature whatsoever, whether grounded in law or in equity, in contract or in tort, all whether known or unknown, vested or contingent, that Ambac now has, owns, or holds or claims to have, own, or hold, or at any time had, owned, or held, or claimed to have had, owned, or held, or may after the execution of this Agreement have, own, or hold or claim to have, own, or hold, against the Issuer, the Company or the Trustee, arising from, based upon, or in any way related to the Policy, it being the intention of the Parties that this release operate as a full and final settlement of the current and future liabilities of the Issuer, the Company and the Trustee to Ambac under and in connection with the Policy, provided, however, that this release does not discharge obligations of the Issuer, the Company or the Trustee to Ambac that have been undertaken or imposed by the terms of this Agreement.  Notwithstanding the foregoing, nothing in this Agreement shall operate as a release or termination of the rights of Ambac as subrogee of the rights of the holders of

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the Bonds under the Indenture, the Loan Agreement, the Mortgage Bonds or the Mortgage Indenture to the extent that Ambac is required to make any payment under the Policy to such holders pursuant to the fourth paragraph of the Policy.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of Each Party.  Each Party hereto represents and warrants to the other Parties that:

(a)  the execution of this Agreement is fully authorized by it;

(b)  the person or persons executing this Agreement on its behalf have the necessary and appropriate authority to do so;

(c)  it has no notice of any pending action, agreements, transactions, or negotiations to which it is a party or is likely to be made a party that would render this Agreement or any part thereof void, voidable, or unenforceable; and

(d)  any authorization, consent, or approval of any governmental entity required to make this Agreement valid and binding has been obtained.

Section 3.2  Representation and Warranty of the Company.

The Company hereby represents and warrants to the other Parties that it is the beneficial and registered owner of 100% of the outstanding principal amount of the Bonds and it is executing this Agreement in such capacity and in its capacity as the “Borrower” under the Loan Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1  Headings.  Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

Section 4.2  Notices.  All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States, return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

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(a)  If to Ambac:

Ambac Assurance Corporation

One State Street Plaza, 19th Floor

New York, New York 10004

Attention:  Legal Department
Telecopier:  (212) 208-3384
Telephone:  (212) 668-0340

(b)  If to the Issuer:

Connecticut Development Authority

999 West Street

Rocky Hill, CT 06067

Attention:  Karin A. Lawrence

Telecopier:  (860) 257-7582
Telephone:  (860) 258-7814

(c)  If to the Trustee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention:  Elizabeth C. Hammer
Telecopier:  (860) 241-6897
Telephone:  (860) 241-6817

(d)  If to the Company:

The Connecticut Light and Power Company

c/o Northeast Utilities Services Company

P.O. Box 270

Hartford, CT 06141

Attention:  Treasurer
Telecopier:  (860) 665-5457
Telephone:  (860) 665-3258

or to such other address or to such other person as a Party may have last designated by notice to the other Party.

Section 4.3  Successors and Assigns.  This Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective successors, assigns, receivers, liquidators, rehabilitators, conservators and supervisors, it not being the

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intent of the Parties to create any third party beneficiaries, except as specifically provided in this Agreement.

Section 4.4  Execution in Counterpart.  This Agreement may be executed by the Parties hereto in any number of counterparts, and by each of the Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.5  Amendments.  This Agreement may not be changed, altered or modified unless the same shall be in writing executed by all of the Parties.

Section 4.6  Governing Law.  This Agreement will be construed, performed and enforced in accordance with the laws of the State of Connecticut without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 4.7  Entire Agreement.  This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, by and among the Parties and their respective affiliates, representatives and agents in respect of the subject matter hereof.

Section 4.8  Severability.  If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

Section 4.9  No Waiver; Preservation of Remedies.  No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder.  Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder.  The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or equity.

Section 4.10  Incontestability.  In consideration of the mutual covenants and agreements contained herein, each Party hereto does hereby agree that this Agreement, and

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each and every provision hereof, is and shall be enforceable by and among them according to its terms, and each Party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof.

Section 4.11  Confidentiality.  To the fullest extent permitted by applicable law, this Agreement shall be maintained in confidence by the Parties, except as may be required to enforce the provisions of this Agreement in a judicial proceeding or arbitration, to comply with applicable law, rule, regulation or order or requirement of a court, administrative agency or other government body, and to remarket the Bonds in accordance with Section 1.4 hereof.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date first above written.

AMBAC ASSURANCE CORPORATION

By:

/s/ Dennis Pidherny

Name: Dennis Pidherny

Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:

/s/ Elizabeth C. Hammer

Name: Elizabeth C. Hammer

Title:Vice President

THE CONNECTICUT LIGHT AND POWER COMPANY

By:

/s/ Patricia C. Cosgel

Name: Patricia C. Cosgel

Title: Assistant Treasurer - Finance

CONNECTICUT DEVELOPMENT AUTHORITY

By:

/s/ Karin Lawrence

Name: Karin Lawrence

Title: Senior Vice President

Signature Page to Release Agreement S-1

SCHEDULE A

Ambac Municipal Bond Insurance Policy

1.  Ambac Municipal Bond Insurance Policy No. 13587BE related to the Bonds, including all endorsements thereto.